EX-23
    CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
GameZnFlix, Inc.

We consent to the incorporation by reference of our independent auditors' report dated March 28, 2005 on the consolidated balance sheet as of December 31, 2004, and the related consolidated statements of operations, changes in stockholders' (deficit) and cash flows the years ended December 31, 2004 and 2003, included in GameZnFlix, Inc.'s Form 10-KSB, into the Company's previously filed registration statements on Form S-8 POS (File No. 333-105157).

/s/ Smith & Company
Smith & Company
Salt Lake City, Utah
March 30, 2005